Exhibit 10.2

MODIFICATION AND EXCHANGE AGREEMENT

This MODIFICATION AND EXCHANGE AGREEMENT (the “Agreement”), is dated as of January 23, 2015 (the “Effective Date”), between Omni Bio Pharmaceutical, Inc., 181 W. Boardwalk Drive, Suite 202, Fort Collins, CO (the “Company”) and Bohemian Investments, LLC, 262 East Mountain Ave., Fort Collins, CO (the “Noteholder”).

RECITALS

A.     The Noteholder holds the Company’s Senior Secured Convertible Promissory Note dated April 25, 2014 (the “Note”), in the aggregate outstanding principal amount of $2,000,000, which was issued pursuant to that certain Loan and Purchase Agreement dated April 15, 2014 between the Company and the Noteholder (the “Purchase Agreement”).

B.     The Noteholder and the Company desire for the Note to be modified and exchanged for a promissory note with the same substantive terms (except as to the maturity date and conversion) and in the form attached hereto as Exhibit “A” (the “Amended Note”).

C.     The Noteholder and the Company further desire to amend the Purchase Agreement to reflect the changes to the Maturity Date, conversion of the Note (as amended by the Amended Note), and the Company’s representations, warranties, and covenants.

AGREEMENT

NOW, THEREFORE, in consideration of the terms and the mutual undertakings contained herein, the receipt and sufficiency of which is hereby acknowledged, it is agreed as follows:

1.     Modification and Exchange. Subject to the terms and conditions set forth in this Agreement, Holder shall exchange the Note in consideration for the Amended Note. Upon the mutual execution of this Agreement, Holder shall send (i) the original Note to the Company’s principal address (attention: Bruce Schneider). Promptly upon receipt thereof, the Company shall deliver the Amended Note to the Holder’s principal address (attention: Joseph C. Zimlich).

2.     Amendment of Loan and Purchase Agreement. The Purchase Agreement is hereby amended as follows:

a.     Section 1.2(a) of the Purchase Agreement is deleted in its entirety and replaced with the following:

(a)     Subject to and upon the terms and conditions of the Note (as amended), the outstanding balance of the borrowings (the “Loan Amount”) and all accrued and unpaid interest under the Note (collectively, the “Aggregate Note Amount”) may, solely at the election of Lender, be converted into a number of shares of the Company’s common stock equal to the quotient of the Aggregate Note Amount divided by $0.20. Notwithstanding the forgoing, in the event that Payor should issue securities and raise capital in excess of $6 million U.S. Dollars prior to the Maturity Date (“New Securities”), the Aggregate Note Amount shall automatically convert into, at the selection of Holder, either: (a) Payor’s common stock at a conversion price of $0.20 per share, or (b) the New Securities at the lowest price paid for a New Security.

b.     The first sentence of Section 3.1 of the Purchase Agreement is hereby deleted and replaced with the following: “The outstanding Loan Amount, together with all Accrued Interest thereon, shall be due and payable on December 31, 2017 (the “Maturity Date”), unless otherwise converted pursuant to this Agreement and the Note.”

c.     Section 5 of the Purchase Agreement is hereby amended by adding the following to the end of the Section:

i. The Company shall timely file with the Securities and Exchange Commission all annual and quarterly reports on Form 10-K and Form 10-Q as may be required under the Securities Exchange Act of 1934, as amended;

j. The Company shall complete its annual audit for the preceding fiscal year no later than 90 days after the end of such fiscal year; and

k. The Company shall ensure that the Company’s accounts payable do not exceed its cash position. The Company’s Chief Financial Officer shall verify the Company’s cash position and accounts payable to Lender, in writing, on a monthly basis.

d.     Except as otherwise expressly amended hereby, the terms and conditions of the Purchase Agreement shall remain in full force and effect.

3.     Follow-On Offering. For the avoidance of doubt, the Note may not be subordinated to, but may rank pari passu with, any convertible debt issued in a “Follow-On Offering” as defined in Section 5.21(d) of the Purchase Agreement.

4.     Miscellaneous.

a.     The Company and the Noteholder each hereby affirm the representations, warranties and covenants set forth in Sections 5 and 6, respectively, of the Purchase Agreement as of the Effective Date of this Agreement.

b.     Noteholder’s execution of this Agreement shall not be deemed to be a waiver of any Event of Default under the Note, the Amended Note, or the Purchase Agreement.

c.     The Company, by signing this Agreement, hereby agrees and stipulates that it has no defenses, affirmative defenses, rights to offset, or counterclaims against the exercise of any of the rights or remedies of Noteholder under Note, the Amended Note, or the Purchase Agreement.

d.     If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

e.     This Agreement shall be governed by and construed under the laws of the State of Colorado as applied to agreements among Colorado residents, made and to be performed entirely within the State of Colorado, without giving effect to conflicts of laws principles.

f.     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

g.     Capitalized terms not defined in this Agreement shall have the meanings described to them in the Amended Note or the Purchase Agreement.

h.     In the event of any conflict between this Agreement and the Purchase Agreement, the terms of this Agreement shall control.

i.     This Agreement together with its exhibit constitute and contain the entire agreement among the Company and Holder respecting the subject matter hereof and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

OMNI BIO PHARMACEUTICAL, INC.		BOHEMIAN INVESTMENTS, LLC
By: BOCO Holdings, LLC
Its: Sole Member

By:		By:
	Name: Bruce E. Schneider		Joseph C. Zimlich, Manager
Title: Chief Executive Officer

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